                            Sierra Prime Income Fund

                   AMENDED AGREEMENT AND DECLARATION OF TRUST

                                January 18, 1996

                   AMENDED AGREEMENT AND DECLARATION OF TRUST

                                                                                                        PAGE
                                                                                                        ----
ARTICLE I.                        NAME AND DEFINITIONS                                                      2
----------                        --------------------

Section 1.1                       Name                                                                      2

Section 1.2                       Definitions                                                               2
                                       a)       "Trust"                                                     2
                                       b)       "Trustees"                                                  2
                                       c)       "Shares"                                                    2
                                       d)       "Shareholder"                                               2
                                       e)       "1940 Act"                                                  2
                                       f)       "Affiliated Person,"
                                                "Assignment," "Commission,"
                                                "Interested Person,"
                                                "Principal Underwriter," and
                                                "Majority Shareholder Vote"                                 2
                                       g)       "Declaration of Trust"                                      2
                                       h)       "By-Laws"                                                   2


ARTICLE II.                       PURPOSE OF THE TRUST                                                      2
-----------                       --------------------

Section 2.1                       Purpose of the Trust                                                      2

ARTICLE III.                      THE TRUSTEES                                                              3
------------                      ------------

Section 3.1                       Election, Resignation, Vacancies, etc.                                    3
                                       a)       Election                                                    3
                                       b)       Effect of Death, Resignation, etc.                          3
                                       c)       No Accounting                                               3
                                       d)       Vacancies                                                   3

Section 3.2                       Powers of Trustees                                                        4
                                       a)       Investments                                                 4
                                       b)       Disposition of Assets                                       4
                                       c)       Act as Distributor, Underwriter,
                                                Broker, Dealer                                              5
                                       d)       Ownership Powers                                            5
                                       e)       Subscription                                                5
                                       f)       Form of Holding                                             5
                                       g)       Allocation of Assets and
                                                Liabilities                                                 5
                                       h)       Reorganization, etc.                                        5
                                       i)       Voting Trusts, etc.                                         5
                                       j)       Compromise                                                  5
                                       k)       Partnerships, etc.                                          6
                                       l)       Borrowing                                                   6
                                       m)       Guarantees, etc.                                            6
                                       n)       Insurance                                                   6





                                      (i)

                                       o)       Pensions                                                    6
                                       p)       Any Other Lawful Activity                                   6

Section 3.3                       Advisory, Management and Distribution                                     7

Section 3.4                       Payment of Expenses by the Trust                                          8

Section 3.5                       Ownership of Assets of the Trust                                          9


ARTICLE IV.                       SHARES                                                                    9
-----------                       ------

Section 4.1                       Beneficial Interest                                                       9

Section 4.2                       Ownership of Shares                                                       9

Section 4.3                       Investment in the Trust                                                   9

Section 4.4                       No Preemption Rights                                                     10

Section 4.5                       Status of Shares and Limitation
                                  of Personal Liability                                                    10


ARTICLE V.                        SHAREHOLDERS' VOTING POWERS AND MEETINGS                                 10
----------                        ----------------------------------------

Section 5.1                       Shareholders' Voting Powers and Meetings                                 10


ARTICLE VI.                       DISTRIBUTIONS AND REPURCHASES                                            10
-----------                       -----------------------------

Section 6.1                       Distributions                                                            10

Section 6.2                       Repurchases                                                              11

Section 6.3                       Dividends, Distributions and Repurchases                                 11


ARTICLE VII.                      COMPENSATION AND LIMITATION OF LIABILITY
------------                      ----------------------------------------
                                  OF TRUSTEES                                                              11
                                  -----------

Section 7.1                       Compensation                                                             11

Section 7.2                       Limitation of Liability                                                  11

ARTICLE VIII.                     INDEMNIFICATION                                                          12
-------------                     ---------------

Section 8.1                       Trustees, Officers, etc.                                                 12

Section 8.2                       Compromise Payment                                                       12





                                      (ii)

Section 8.3                       Indemnification Not Exclusive                                            13

Section 8.4                       Shareholders                                                             13


ARTICLE IX.                       MISCELLANEOUS                                                            14
-----------                       -------------

Section 9.1                       Trustees, Shareholders, etc. Not
                                  Personally Liable; Notice                                                14

Section 9.2                       Trustee's Good Faith Action,
                                  Expert Advice, No Bond or Surety                                         14

Section 9.3                       Liability of Third Persons Dealing
                                  with Trustees                                                            15

Section 9.4                       Merger of Classes of Shares of the
                                  Trust                                                                    15

Section 9.5                       Duration and Termination of Trust                                        16

Section 9.6                       Merger, Consolidation and Sale of Assets                                 16

Section 9.7                       Conversion to Open-End Management
                                  Investment Company                                                       17

Section 9.8                       Certain Transactions                                                     17

Section 9.9                       Amendments                                                               19

Section 9.10                      Resident Agent                                                           19

Section 9.11                      Filing of Copies; References; Headings                                   19

Section 9.12                      Applicable Law                                                           20

Section 9.13                      Provisions in Conflict with Laws
                                  or Regulations                                                           20

Section 9.14                      Use of Name                                                              21





                                     (iii)

                            Sierra Prime Income Fund
                             CROSS-REFERENCE SHEET

Pursuant to CMR 116.00:

116.03 (a)            Name of organization or trust:
                                Sierra Prime Income Fund

                      (b)       Date of organization:
                                         October 4, 1995

                      (c)       Names and address of the trustees:
                                         F. Brian Cerini
                                         9301 Corbin Avenue
                                         Northridge, CA 91324

                      (d)       Original signatures of all trustees:
                                         See page 21.

                      (e)       Principal place of business:
                                         One Exchange Place
                                         Boston, MA  02108

                      (f) Statement that beneficial interest is divided into transferable certificates of participation or shares;
                                         See Section 4.1, page 9.

                      (g)       Ability to merge:
                                         See Section 9.6, page 16.

                      (h)       The name and address of the resident agent in
                                Massachusetts:
                                        The Prentice-Hall Corporation System,
                                         Inc.
                                         84 State Street
                                         Boston, MA 02109

                            SIERRA PRIME INCOME FUND
                   AMENDED AGREEMENT AND DECLARATION OF TRUST


                 AMENDED AGREEMENT AND DECLARATION OF TRUST made at Boston, Massachusetts this 18th day of January, 1996, by the Trustees hereunder, and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided.

                                   WITNESSETH


                 WHEREAS this Trust has been formed to carry on the business of an investment company; and

                 WHEREAS this Trust is authorized to issue its shares of beneficial interest in accordance with the provisions hereinafter set forth; and

                 WHEREAS the Trustees have agreed to manage all property coming into their hands as trustees of a Massachusetts business trust in accordance with the provisions hereinafter set forth.

                 NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust.

                                   ARTICLE I

                              NAME AND DEFINITIONS

                 Section 1.1 Name. This Trust shall be known as the "Sierra Prime Income Fund" and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine.

                 Section 1.2 Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

                 (a) The "Trust" refers to the Massachusetts business trust established by an Agreement and Declaration of Trust dated October 4, 1995, as amended from time to time;

                 (b) "Trustees" refers to the Trustees of the Trust hereunder named herein or elected in accordance with Article III;

                 (c) "Shares" refers to the transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time;

                 (d)      "Shareholder" means a record owner of Shares;

                 (e) The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

                 (f) The terms "Affiliated Person," "Assignment," "Commission," "Interested Person," "Principal Underwriter" and "Majority Shareholder Vote" (the 67% or 50% requirement of the third sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable) shall have the meanings given them in the 1940 Act;

                 (g) "Declaration of Trust" shall mean this Amended Agreement and Declaration of Trust as amended or restated from time to time; and

                 (h) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time.


                                   ARTICLE II

                              PURPOSE OF THE TRUST

                 Section 2.1 Purpose of the Trust. The purpose of the Trust is to operate as an investment company and to provide investors a managed investment primarily in securities and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Amended Agreement and Declaration of Trust.


                                  ARTICLE III

                                  THE TRUSTEES

                 Section 3.1  Election, Resignation, Vacancies, etc..

                 (a) Election. There shall initially be one Trustee who shall be F. Brian Cerini. The number of Trustees shall be as provided in the By-laws or as fixed from time to time by the Trustees. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and the election and qualification of his or her successor. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust, to each other Trustee or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal.

                 (b) Effect of Death, Resignation, etc. of a Trustee. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Amended Declaration of Trust.

                 (c) No Accounting. Except to the extent required by the 1940 Act or under circumstances which would justify his or her removal for cause, no person ceasing to be a Trustee as a result of his or her death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

                 (d) Vacancies. Any vacancy or anticipated vacancy resulting from any reason, including without limitation the death, resignation, retirement, removal or incapacity of any of the Trustees, or resulting from an increase in the number of Trustees by the other Trustees may (but so long as there are at least two remaining Trustees, need not unless required by the 1940
Act) be filled by a majority of the remaining Trustees, subject to the provisions of Section 16(a) of the 1940 Act, through the appointment in writing of such other person as such remaining Trustees in their discretion shall determine and such appointment shall be effective upon the written acceptance of the person named therein to serve as a Trustee and agreement by such person to be bound by the provisions of this Amended Agreement and Declaration of Trust, except that any such appointment in anticipation of a vacancy to occur by reason of retirement, resignation, or increase in number of Trustees to be effective at a later date shall become effective only at or after the effective date of said retirement, resignation, or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted such appointment and shall have agreed in writing to be bound by this Amended Agreement and Declaration of Trust and the appointment is effective, the Trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance.

                 Section 3.2. Powers. Subject to the provisions of this Amended Agreement and Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Trustees may adopt By-laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that such By-laws do not reserve that right to the Shareholders; they may enlarge or reduce their number, may fill vacancies in their number, including vacancies caused by enlargement of their number, and may remove Trustees with or without cause; they may elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may, when the Trustees are not in session, exercise some or all of the power and authority of the Trustees as the Trustees may determine; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent or a Shareholder servicing agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

Without limiting the foregoing, the Trustees shall have power and authority:

                          (a)     To invest and reinvest cash, and to hold cash
uninvested;

                          (b) To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

                          (c) To act as a distributor of shares and as underwriter of, or broker or dealer in, securities or other property;

                          (d) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

                          (e) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

                          (f) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, subcustodian or other depository or a nominee or nominees or otherwise;

                          (g) To allocate assets, liabilities and expenses of the Trust to a particular class of Shares or to apportion the same among two or more classes of Shares, provided that any liabilities or expenses incurred by a particular class of Shares shall be payable solely out of the assets of that class.

                          (h) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust;

                          (i) To join with other security holders in acting through a committee depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

                          (j) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

                          (k) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

                          (l)     To borrow funds;

                          (m) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all such obligations;

                          (n) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or manager, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;

                          (o) To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust; and

                          (p) To engage in any other lawful act or activity in which corporations organized under the Massachusetts Business Corporation Law may engage.

                 The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by trustees. Except as otherwise provided herein or from time to time in the By-laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), within or without Massachusetts, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting, or by written consents of a majority of the Trustees then in office.

                 Section 3.3 Advisory, Management and Distribution. The Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services with any corporation, trust, association or other organization (the "Advisor"), every such contract to comply with such requirements and restrictions as may be set forth in the By-laws; and any such contract may provide for one or more Sub-advisers who shall perform all or part of the obligations of the Advisor under such contract and may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments. The Trustees may also, at any time and from time to time, contract with the Advisor or any other corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the By-laws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine.

                 The fact that:

                          (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any corporation, trust, association, or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

                          (ii) any corporation, trust, association or other organization with which an advisory or management contract or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, Shareholder servicing or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.


                 Section 3.4 Payment of Expenses by the Trust. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, in connection with the management thereof, or in connection with the financing of the sale of Shares, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, any investment adviser, manager, or sub-adviser, principal underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur; provided, however, that all expenses, fees, charges, taxes and liabilities incurred or arising in connection with a particular series or class of Shares as determined by the Trustees, shall be payable solely out of the assets of that series or class. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Trustees between or among any one or more of the series in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all series for all purposes. Any creditor of any series may look only to the assets of that series to satisfy such creditor's debt.

                 The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder to pay directly, in advance or arrears, for any and all expenses of the Trust, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

                 Section 3.5 Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trustees.

                                   ARTICLE IV

                                     SHARES

                 Section 4.1 Beneficial Interest. The Shares of the Trust shall have no par value and shall be issued in one or more classes or series as the Trustees may, without shareholder approval, authorize. Each class or series of Shares shall represent an equal proportionate interest in the assets and liabilities of the Trust, with no class or series having priority or preference over another. If the Trustees have authorized the issuance of two or more classes or series of Shares, then the classes or series may have such variations as to dividend, redemption, voting rights, net asset values, expenses borne by the classes, and other matters as the Trustees have authorized. The number of Shares authorized shall be unlimited.

                 Section 4.2 Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each class or series and as to the number of Shares of each class or series held from time to time by each Shareholder.

                 Section 4.3 Investment in the Trust. The Trustees shall accept investments in the Trust from such persons and on such terms and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as they from time to time authorize.

                 All consideration received by the Trust for the issue or sale of Shares of each class or series of Shares, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the class or series of Shares with respect to which the same were received by the Trust for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Trust and are herein referred to as "assets of" such class or series of shares.

                 Section 4.4 No Preemptive Rights. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

                 Section 4.5 Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

                                   ARTICLE V

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

                 Section 5.1 Shareholders' Voting Powers and Meetings. Shareholders shall have such power to vote as is provided for in, and may hold meetings and take actions pursuant to the provisions of the By-laws.

                                   ARTICLE VI

                         DISTRIBUTIONS AND REPURCHASES

                 Section 6.1 Distributions. The Trustees may each year, or more frequently if they so determine, distribute to the Shareholders of each class or series of Shares such income and capital gains, accrued or realized, as the Trustees may determine, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with good accounting practices. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders. Distributions of each year's income of each class or series of Shares shall be distributed pro rata to Shareholders in proportion to the number of Shares of each class or series held by each of them. Such distributions shall be made in cash or Shares or a combination thereof as determined by the Trustees. Any such distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with the By-laws.

                 Section 6.2 Repurchases. The Trustees may in their business judgment authorize the Trust to repurchase all or a portion of its outstanding classes or series of Shares at the net asset value of such Shares thereof as determined in accordance with the By-Laws. Such Share repurchases are expected to be in the form of tender offers by the Trust to the Shareholders.

                 Section 6.3 Dividends, Distributions and Repurchases. No dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of a class or series of Shares) with respect to the Shares shall be effected by the Trust other than from the assets of such Trust. The Trust may borrow against its assets for the purpose of funding said repurchase of Shares.


                                  ARTICLE VII

              COMPENSATION AND LIMITATION OF LIABILITY OF TRUSTEES

                 Section 7.1 Compensation. the Trustees as such shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking, underwriting, brokerage, or investment dealer or other services and payment for the same by the Trust.

                 Section 7.2. Limitation of Liability. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, manager or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                 Every note, bond, contract, instrument, certificate,

Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

                                  ARTICLE VIII

                                INDEMNIFICATION

                 Section 8.1 Trustees, Officers, etc. The Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding to be liable to the Trust or its Shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office. Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article; provided, however, that either (a) such Covered Person shall have provided appropriate security for such undertaking, (b) the Trust shall be insured against losses arising from any such advance payments or (c) either a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter), or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial type inquiry) that there is reason to believe that such Covered Person will be found entitled to indemnification under this Article.

                 Section 8.2  Compromise Payment.  As to any matter
disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication by a court, or by any other body before which the proceeding was brought, that such Covered Person is liable to the Trust or its Shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, indemnification shall be provided if (a) approved, after notice that it involves such indemnification, by at least a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter) upon a determination, based upon a review of readily available facts (as opposed to a full trial type inquiry) that such Covered Person is not liable to the Trust or its Shareholders by reasons of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, or (b) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial type inquiry) to the effect that such indemnification would not protect such Person against any liability to the Trust or to its shareholders to which he or she would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Any approval pursuant to this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction to have been liable to the Trust or its Shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

                 Section 8.3 Indemnification Not Exclusive. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which such Covered Person may be entitled. As used in this Article VIII, the term "Covered Person" shall include such person's heirs, executors and administrators and a "disinterested Trustee" is a Trustee who is not an "interested person" of the Trust as defined in Section 2 (a)(19) of the Investment Company Act of 1940, as amended, (or who has been exempted from being an "interested person" by any rule, regulation or order of the Commission) and against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees or officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

                 Section 8.4 Shareholders. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such liability, but only out of the assets of the particular class or series of Shares of which he or she is or was a Shareholder.


                                   ARTICLE IX

                                 MISCELLANEOUS

                 Section 9.1 Trustees, Shareholders, etc. Not Personally Liable; Notice. All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

                 Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers shall give notice that this Amended Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recital as he or she or they may deem appropriate, but the omission thereof shall not operate to bind any Trustee or Trustees or officer or officers or Shareholder or Shareholders individually.

                 Section 9.2 Trustee's Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his or her own wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this

Amended Agreement and Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

                 Section 9.3 Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

                 Section 9.4 Merger or Combination of Classes or Series of Shares of the Trust. If permitted by regulatory authorities, the Trust, by resolution of its Board of Trustees, may direct that the separate portfolios of two or more classes or series of the Trust's shares be combined into a single portfolio on such terms as the Board of Trustees may deem appropriate or which regulatory authorities may require for the protection of the rights of holders of each class or series of shares. If portfolios are combined, the following provisions shall apply to the classes or series of shares:

                          (a) The assets of the combined portfolio and the income from investment and reinvestment of the assets shall be allocated to each class or series of shares in accordance with the number of shares of that class or series outstanding for purposes of determining the net asset value of each class or series of shares, the amounts distributable to holders of shares of each class or series of shares in the event of dissolution and liquidation of the Trust and the dividends payable with respect to shares of each class or series of shares.

                          (b) The liabilities and expenses of the Trust with respect to a class or series of the Trust's shares shall be charged to that class or series. Liabilities and expenses chargeable to more than one class of shares shall be allocated by or in accordance with procedures adopted by the Board of Trustees. The determination of the Board of Trustees shall be conclusive as to the charging or allocation of liabilities.

                          (c) Each class or series of shares shall be entitled to such dividends or distributions, in shares or cash or both, as may be declared by the Board of Trustees with respect to such class or series. Dividends or distributions may be paid only out of net income or surplus of that class or series.

                          (d)     In the event of the liquidation or
                 dissolution of the Trust, the holders of each class or series of the Trust's shares shall be entitled to receive that class or series share of the assets of the Trust less the liabilities of the Trust allocable to that class or series as determined by or in accordance with procedures adopted by the Board of Trustees. The assets so distributable to the holders of a particular class or series shall be distributed among them in proportion to the number of shares of the class or series held by each of them and recorded on the books of the Trust.

If the Board of Trustees orders the combination of portfolios of classes or series of shares, it may at any time thereafter by resolution order that the portfolios be segregated or combined with portfolios of other classes or series on such terms as the Board of Trustees determines are desirable for the protection of the interests of the Trust and its shareholders or to comply with regulatory requirements.

                 Section 9.5 Duration and Termination of Trust. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by the vote of Shareholders holding at least a majority of the Shares entitled to vote or by the Trustees by written notice to the Shareholders. Any class or series of Shares may be terminated at any time by vote of Shareholders holding at least a majority of the Shares of such class or series entitled to vote or by the Trustees by written notice to the Shareholders of such class or series.

                 Upon termination of the Trust or of any one or more classes or series of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular class or series as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees shall consider appropriate, reduce the remaining assets to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the series involved, ratably according to the aggregate net asset value of Shares of such class or series of Shares held by the several Shareholders of such class or series of Shares on the date of termination.

                 Section 9.6  Merger, Consolidation and Sale of Assets.
Subject to Section 9.8, the Trust may merge or consolidate with any other corporation, association, trust or other organization, or may sell, lease or exchange all or substantially all of the Trust Property, including its goodwill, upon such terms and conditions and for such consideration when and as authorized at any meeting of the Shareholders called for the purpose by the affirmative vote of the holders of not less than two-thirds of the the Shares outstanding and entitled to vote, or by an instrument or instruments in writing without a meeting, consented to by the holders of not less than two-thirds of the Shares, provided, however, that if such merger, consolidation, sale, lease or exchange is recommended by the Trustees, the vote or written consent of the holders of a majority of the Shares outstanding and entitled to vote shall be sufficient authorization and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts.

                 Section 9.7 Conversion to Open-End Management Investment Company. Notwithstanding any other provisions of this Declaration or the By-Laws, an amendment to this Declaration that makes the Common Shares a "redeemable security" (as that term is defined in the 1940 Act) shall be required to be approved by at least (a) a majority of the Trustees, including a majority of the Trustees who are not Interested Persons; and (b) a Majority Shareholder Vote.

                          The Trust shall notify the holders of all capital
securities of the approval, in accordance with the preceding paragraph of this
Section 9.7, of any amendment to this Declaration that makes the Shares a "redeemable security" (as that term is defined in the 1940 Act) no later than thirty (30) days prior to the date of filing of such amendment with the Secretary of State of the Commonwealth of Massachusetts; provided, however, that such amendment may not be so filed until the later of ninety (90) days following the date of approval of such amendment by the holders of the Shares in accordance with the preceding paragraph of this Section 9.7 or thirty (30) days following the date on which notice of the approval of such amendment is first given to Shareholders.

                 Section 9.8 Certain Transactions. (a) Notwithstanding any other provision of this Declaration and subject to the exceptions provided in paragraph (d) of this Section, the types of transactions described in paragraph
(c) of this Section shall require the affirmative vote or consent of the holders of not less than two-thirds of the Shares outstanding and entitled to vote when a Principal Shareholder (as defined in paragraph (b) of this Section) is a party to the transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law or any agreement between the Trust and any national securities exchange.

                          (b)     The term "Principal Shareholder" shall mean
any corporation, person or other entity which is the beneficial owner, directly or indirectly, of more than five percent (5%) of the outstanding Shares and shall include any affiliate or associate, as such terms are defined in clause
(ii) below, of a Principal Shareholder. For the purposes of this Section, in addition to the Shares which a corporation, person or other entity beneficially owns directly, (a) any corporation, person or other entity shall be deemed to be the beneficial owner of any Shares (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding share options granted by the Trust), or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above, by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Shares, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, and (b) the outstanding Shares shall include Shares deemed owned through application of clauses (i) and (ii) above but shall not include any other Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

                          (c)     This Section shall apply to the following
transactions:

                                        (1)     The merger or consolidation of
                 the Trust or any subsidiary of the Trust with or into any Principal Shareholder.

                                        (2)  The issuance of any securities of
                 the Trust to any Principal  Shareholder for cash.

                                        (3)  The sale, lease or exchange of all
                 or any substantial part of the assets of the Trust to any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

                                        (4)  The sale, lease or exchange to the
                 Trust or any subsidiary thereof, in exchange for securities of the Trust of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

                                  (d)      The provisions of this Section shall
not be applicable to (i) any of the transactions described in paragraph (c) of this Section if the Trustees shall by resolution have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction, or (ii) any such transaction with any corporation of which a majority of the outstanding shares of all classes of stock normally entitled to vote in elections of trustees is owned of record or beneficially by the Trust and its subsidiaries.

                                  (e)      The Trustees shall have the power
and duty to determine for the purposes of this Section, on the basis of information known to the Trust, whether (i) a corporation, person or entity beneficially owns more than five percent (5%) of the outstanding Shares, (ii) a corporation, person or entity is an "affiliate" or "associate" (as defined above) of another, (iii) the assets being acquired or leased to or by the Trust, or any subsidiary thereof, constitute a substantial part of the assets of the Trust and have an aggregate fair market value of less than $1,000,000, and (iv) the memorandum of understanding referred to in paragraph (d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Section.

                 Section 9.9 Amendments. This Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees when authorized to do so by vote of Shareholders holding a majority of the Shares of each class or series entitled to vote, except that an amendment which shall affect the holders of one or more classes or series of Shares but not the holders of all outstanding class or series shall be authorized by vote of the Shareholders holding a majority of the Shares entitled to vote of each class or series affected and no vote of Shareholders of a class or series not affected shall be required. Any amendment which shall affect the holders of Shares of one or more classes of a series but not the holders of all Shares of a series shall be authorized by vote of the Shareholders holding a majority of the Shares of such classes affected by the amendment voting together as a single class, and no vote of Shareholders of the classes not affected shall be required. Amendments having the purpose of changing the name of the Trust, of establishing, changing, or eliminating the par value of the shares or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote.

                 Section 9.10 Resident Agent. The Trust may appoint and maintain a resident agent in the Commonwealth of Massachusetts.

                 Section 9.11 Filing of Copies; References; Headings. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder.
A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of the Commonwealth of Massachusetts and with the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required, but the failure to make any such filing shall not impair the effectiveness of this instrument or any such amendment. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made, as to the identities of the Trustees and officers, and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein", "hereof" and "hereunder" shall be deemed to refer to this instrument as a whole as the same may be amended or affected by any such amendments. The masculine gender shall include the feminine and neuter genders. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

                 Section 9.12 Applicable Law. This Amended Agreement and Declaration of Trust is made in the Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth, including the Massachusetts Business Corporation Law as the same may be amended from time to time, to which reference is made with the intention that matters not specifically covered herein or as to which an ambiguity may exist shall be resolved as if the Trust were a business corporation organized in Massachusetts, but the reference to said Business Corporation Law is not intended to give the Trust, the Trustees, the Shareholders or any other person any right, power, authority or responsibility available only to or in connection with an entity organized in corporate form. The Trust shall be of the type referred to in Section 1 of Chapter 182 of the Massachusetts General Laws and of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

                 Section 9.13 Provisions in Conflict with Laws and Regulations. (a) The provisions of this Amended Agreement and Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, or any amendments or successor statute thereto, or with other applicable laws and regulations, the conflicting provision shall be deemed not to constitute and never to have constituted a part of the Declaration; provided, however, that such determination shall not affect any of the remaining provisions of the Amended Agreement and Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

                          (b)     If any provision of the Amended Agreement and
Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall apply only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration in any jurisdiction.

                          Section 9.14  Use of the Name.  Sierra Investment
Advisors Corporation ("Sierra Advisors") has consented to the use by the Trust of the identifying word or name "Sierra" in the name of the Trust. Such consent is conditioned upon the employment of Sierra Advisors, its successors or any affiliate thereof as Investment Advisor or administrator of the Trust. As between the Trust and Sierra, Sierra controls the use of the name of the Trust insofar as such name contains "Sierra." The name or identifying word "Sierra" may be used from time to time in other connections and for other purposes by Sierra or affiliated entities. Sierra may require the Trust to cease using "Sierra" in the name of the Trust if the Trust ceases to employ, for any reason, Sierra, an affiliate or any successor as Investment Advisor of the Trust.

                 IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal for himself and his assigns, as of the 29th day of January, 1996.


                                           /s/ F. Brian Cerini
                                       -----------------------------------
                                       F. Brian Cerini

THE STATE OF CALIFORNIA

COUNTY OF LOS ANGELES                                         January 29th, 1996


                 Then personally appeared the above-named F. Brian Cerini and acknowledged the foregoing instrument to be his free act and deed, before me.


                                        /s/ Azie Avanian
                                       -----------------------------------
                                       Notary Public
                                       My. Commission expires:  2/26/99



[Notary Seal]